SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2004

Date of Report (Date of earliest event reported)

PHYTOMEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-28790

(Commission File Number)

87-0429962B

(I.R.S. Employer Identification No.)

1628 West 1st Avenue, Suite 216, Vancouver, British Columbia,  V6J 1G1

(Address of principal executive offices)

(800) 611-3388

(Registrant’s telephone number, including area code)

SECTION 1. Registrant's Business and Operations

None.

SECTION 2.  Financial Information

None.

SECTION 3.  Securities and Trading Markets

None.

SECTION 4.  Matters Related to Accountants and Financial Statements

None.

SECTION 5.  Corporate Governance and Management

None.

SECTION 6. [Reserved]

N/A.

SECTION 7.  Regulation FD

Except for the historical information presented in this document, the matters discussed in this Form 8-K, or otherwise incorporated by reference into this document, contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as "believes", "plans", "intend", "scheduled", "potential", "continue", "estimates", "hopes", "goal", "objective", expects", "may", "will", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned that no statements contained in this Form 8-K should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Form 8-K and in the Registrant's other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant's business.

Note: Information in this report furnished pursuant to Item 7 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this current report contains is material investor information that is not otherwise publicly available.

On October 7, 2004, PhytoMedical Technologies, Inc. issued a news release to announce its intention to continue development of its proprietary ‘BDC-03’ compound, targeting Cachexia - a gravely deteriorating ‘human wasting’ condition prominent in both cancer and HIV/AIDS. This news release, dated October 7, 2004, is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

SECTION 8.  Other Events

None.

SECTION 9.  Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

Exhibit 99.1 – Press Release dated October 7, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYTOMEDICAL TECHNOLOGIES, INC.

/s/ Indy Panchi

Indy Panchi

President and CEO

Date: October 14, 2004

EXHIBIT 99.1

PhytoMedical Targets Devastating ‘Human Wasting’ Condition – Cachexia – Attacking 25% of all AIDS Patients and 90% of those with Advanced Cancer.

PhytoMedical’s Patented ‘BDC-03’ Compound Demonstrates Pharmacologically Active Elements, Successful in Reducing Body Fat Percentage, Increasing Lean Muscle Mass and Lowering Cholesterol in Studies of Growing Animals.

Vancouver, BC – October 7, 2004 - - PhytoMedical Technologies, Inc. (OTCBB: PYTO), an early stage research based biopharmaceutical company specializing in the discovery, development and eventual commercialization of innovative plant derived pharmaceutical and nutraceutical compounds, today announced its intention to continue development of its proprietary ‘BDC-03’ compound, targeting Cachexia - a gravely deteriorating ‘human wasting’ condition prominent in both cancer and HIV/AIDS.

Cachexia, which is characterized by dramatic weight loss, not only of fatty tissue, but also muscle tissue and bone, is among the most devastating and life-threatening aspects of AIDS and cancer. Once the body loses 30% of its lean muscle mass, major organs are affected, often resulting in death.

Named BDC-03, PhytoMedical’s first plant derived compound has pharmacologically active elements that have been successful in reducing body fat percentage, increasing lean muscle mass and lowering cholesterol in studies of growing animals.

The same compound, BDC-03, administered over a three month period to a healthy 45 year old male subject, resulted in a 5% reduction in body fat and a 15 pound gain in muscle mass, indicating that the additional weight had been preferentially shifted toward lean muscle – with no appreciable change in diet or exercise.

Additionally, the male subject did not experience any alterations in facial or body hair, exacerbation of acne or alterations in liver function tests, which are androgenic symptoms commonly experienced after treatment with anabolic steroids.

For obese or overweight individuals, BDC-03’s prospective capacity to decrease the deposition of fat and lower cholesterol is a vitally important therapeutic outcome. However, the potential ability of BDC-03 to induce overall weight gain in the form of lean muscle mass may well be the difference between life and death for individuals suffering from cachexia.

Sadly, cachexia afflicts 25% of all AIDS patients and upwards of 90% of all advanced cancer patients.  In fact, half of all cancer related deaths are a result of cachexia, not the cancer itself.

“There is a greater need today than ever before to immediately and aggressively tackle Cachexia head-on,” comments Mr. Harmel S. Rayat, Director of PhytoMedical Technologies.

“After all, cancer is now responsible for one in every four deaths in America, while nearly one million HIV patients have been infected across the country,” continues Mr. Rayat. “Incredibly, Cachexia’s devastating effects remain largely under treated and generally unheard of despite its grim prevalence among our nation’s leading causes of death.”

Epidemic in America: Over 1 Million HIV Infections; 1,500 Cancer Deaths Each Day

Ranked as the nation’s second leading cause of death, cancer kills more than 1,500 Americans each day, and accounts for over one in every ten dollars spent on healthcare, totaling $189 billion per year.

Despite spending more than $1 trillion to fight the disease in over three decades of research, cancer is attributed to 560,000-plus deaths per year, with the ‘lifetime risk’ of developing cancer still remaining high.  “In the US, men have a little less than 1 in 2 lifetime risk of developing cancer; for women the risk is a little more than 1 in 3” (American Cancer Society; Annual Report to the Nation on the Status of Cancer, 2004).

Currently, at least 9.6 million Americans have been diagnosed with cancer according to National Cancer Institute estimates, with a staggering 1.4 million new cases expected by the end of this year.

Meanwhile, nearly 1 million US residents are now actively struggling with HIV infection, with the Centers for Disease control expecting approximately 40,000 new cases per year.

Globally, the HIV epidemic has taken over 20 million lives since first identified in 1981, and is expected to account for 5 million new infections this year.

Despite spending more than $11 billion to curb the disease, HIV/AIDS in America continues its attack, specifically impacting American minorities.  For example, AIDS is the leading cause of death among African-American women ages 25-34, where the rate of infection is 16 times higher than their white counterparts.  In all, 78% of HIV infected women are minorities.

Moreover, while African-Americans and Hispanics represent about one-quarter of the population, the same population accounts for more than half of all newly reported cases.  Astonishingly, the AIDS incidence rate for African-Americans is nine times greater than whites, with seven times the death rate.

Ranked among the top five killers of Americans aged 25 thru 44 years, HIV/AIDS took an estimated 3 million lives worldwide and infected nearly 40 million people.

About PhytoMedical Technologies, Inc.

PhytoMedical Technologies, Inc. (Symbol: PYTO), together with its wholly owned subsidiary, is an early research based biopharmaceutical company specializing in the discovery, development and eventual commercialization of innovative plant derived pharmaceutical and nutraceutical compounds.

An estimated 300 new drugs of world-wide importance, worth over $150 billion, still remain to be discovered amongst the 250,000 species of higher plants found on earth, of which less than 15% have been investigated for bioactive compounds. Presently, twenty of the best selling drugs come from natural sources and 25% of all prescription drugs contain active compounds originally derived from or patterned after compounds derived from plants.

Named BDC-03, PhytoMedical’s first plant derived compound has pharmacologically active elements that have been successful in reducing body fat percentage, increasing lean muscle mass and lowering cholesterol in studies of growing animals.

The same compound, BDC-03, administered over a three month period to a healthy
45 year old male subject, resulted in a 5% reduction in body fat and a 15 pound gain in muscle mass, indicating that the additional weight had been preferentially shifted toward lean muscle – with no appreciable change in diet or exercise.

Additionally, the male subject did not experience any alterations in facial or body hair, exacerbation of acne or alterations in liver function tests, which are androgenic symptoms commonly experienced after treatment with anabolic steroids.

For obese or overweight individuals, BDC 03’s potential capacity to decrease the deposition of fat and lower cholesterol is a vitally important therapeutic outcome. However, its prospective ability to induce overall weight gain in the form of lean muscle mass may well be the difference between life and death for individuals suffering from cachexia.

Cachexia, which is characterized by dramatic weight loss, not only of fatty tissue, but also muscle tissue and bone, is among the most devastating and life-threatening aspects of AIDS and cancer. Once the body loses 30% of its lean muscle mass, major organs are affected, resulting in death.

Sadly, cachexia afflicts 25% of all AIDS patients and upwards of 90% of all advanced cancer patients.  In fact, half of all cancer related deaths are a result of cachexia, not the cancer itself.

For additional information, please visit www.phytomedical.com.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.

Contact:

PhytoMedical Technologies, Inc.

Investor Relations

Phone: (800) 611-3388

Web Site: www.PhytoMedical.com